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Exhibit 99.1

CERTIFICATION OF
F. H. MERELLI, CHIEF EXECUTIVE OFFICER
OF KEY PRODUCTION COMPANY, INC.
PURSUANT TO 18 U.S.C. § 1350

        I, F. H. MERELLI, Chief Executive Officer of Key Production Company, Inc., a Delaware corporation (the "Company"), hereby certify that the accompanying report on Form 10-Q for the period ended June 30, 2002 and filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Report") by the Company fully complies with the requirements of that section.

        I further certify that the information contained in the Report fairly presents, in all material aspects, the financial operations and results of operations of the Company.

/s/ F.H. MERELLI F.H. Merelli Chief Executive Officer
August 13, 2002

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  Exhibit 99.1